Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2001 relating to the consolidated financial statements, which appears in ImageWare Systems Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

San Diego, CA
November 26, 2001